Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 12, 1997, with respect to the financial statements and schedules of Cemax-Icon, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Imation Corp. for the registration of contingent payment rights and common stock.



                                    /s/ ERNST & YOUNG LLP


ERNST & YOUNG LLP


Palo Alto, California
July 23, 1997